Exhibit 4.3

THE COMPENSATION OPTIONS (AS HEREINAFTER DEFINED) EVIDENCED BY THIS CERTIFICATE SHALL BE EXERCISABLE PRIOR TO 5:00 P.M. (TORONTO TIME) ON —, AFTER WHICH TIME THEY SHALL EXPIRE AND BE OF NO FURTHER FORCE OR EFFECT.

COMPENSATION OPTIONS TO PURCHASE

UNITS OF

COHBAR, INC.

(Incorporated under the laws of Delaware)

No. 2014-CO-—

THIS CERTIFIES that, for value received, — (the “Holder”), is the registered holder of — compensation options (the “Compensation Options”) each of which entitles the Holder, subject to the terms and conditions set forth in this Compensation Option Certificate, to purchase from CohBar, Inc. (the “Company”), one unit of the Company (a “Unit”) consisting of one share of common stock (a “Common Share”) of the Company and one-half of one common stock purchase warrant (each whole common stock purchase warrant, a “Warrant”) of the Company, at any time prior to 5:00 p.m. (Toronto time) (the “Time of Expiry”) on — (the “Expiry Date”)1 on payment of $1.00 per Unit (the “Exercise Price”), all as set out in the agency agreement entered into between the Company and the Holder, among others, dated —. Each Warrant entitles the Holder to purchase one Common Share at an exercise price of $2.00 at any time prior to 5:00 p.m. (Toronto time) on —2 in accordance with the terms of the warrant indenture between the Company and CST Trust Company dated — (the “Warrant Indenture”), subject to the Company’s right to accelerate expiry of the Warrants under certain circumstances described in the Warrant Indenture. The number of Units which the Holder is entitled to acquire upon exercise of the Compensation Options and the Exercise Price are subject to adjustment as hereinafter provided.

1.	Exercise of Compensation Options

(a)	Election to Exercise. The rights evidenced by this Compensation Option Certificate may be exercised by the Holder in whole or in part and in accordance with the provisions hereof by delivery of an Election to Exercise in substantially the form attached hereto as Schedule “A”, properly completed and executed, together with payment of the Exercise Price by bank draft or certified cheque payable to or to the order of the Company in the amount of the Exercise Price multiplied by the number of Units specified in the Election to Exercise at the office of the Company, at 2265 East Foothill Blvd., Pasadena, CA 91107, or such other address in Canada or the United States as the Holder may be notified of in writing by the Company. In the event that the rights evidenced by this Compensation Option Certificate are exercised in part, the Company shall, contemporaneously with the issuance of the Common Shares and Warrants issuable on the exercise of the Compensation Options so exercised, issue to the Holder a Compensation Option Certificate on identical terms in respect of that number of Units in respect of which the Holder has not exercised the rights evidenced by this Compensation Option Certificate.

[1]	18 months after the closing of the initial public offering.
[2]	24 months after the closing of the initial public offering.

(b)	Exercise. The Company shall, on the date it receives a duly executed Election to Exercise and funds equal to the Exercise Price by bank draft or certified cheque payable to or to the order of the Company for the number of Units specified in the Election to Exercise (the “Exercise Date”), issue that number of Common Shares and Warrants specified in the Election to Exercise (in the case of the Common Shares, as fully paid and non-assessable shares).

(c)	Common Share and Warrant Certificates. As promptly as practicable after the Exercise Date, the Company shall or shall cause its transfer agent and warrant agent, as applicable, to issue and deliver to the Holder, registered in such name or names as the Holder may direct or if no such direction has been given, in the name of the Holder, certificates for the number of Common Shares and Warrants comprising the Units specified in the Election to Exercise. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the number of Compensation Options which have been exercised as such shall cease, and the person or persons in whose name or names any share or warrant certificates shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Common Shares and Warrants represented thereby.

(d)	Fractional Common Shares or Warrants. No fractional Common Shares or Warrants shall be issued upon exercise of the Compensation Options, and in such case, the number of Common Shares and Warrants issuable upon the exercise of any Compensation Options shall be rounded down to the nearest whole number.

(e)	No Obligation to Purchase. Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for or the Company to issue any Common Shares or Warrants except those Common Shares and Warrants in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.

(f)	Lost Certificates. If the Compensation Option Certificate evidencing the Compensation Options issued hereby becomes stolen, lost, mutilated or destroyed the Company may, on such terms as it may in its sole discretion impose, issue and countersign a new Compensation Option Certificate of like denomination, tenor and date as the Compensation Option Certificate so stolen, lost mutilated or destroyed.

(g)	Corporate Changes. If, after — (the “Closing Date”) and prior to the Time of Expiry, the Company shall be a party to any reorganization, merger, dissolution or sale of all or substantially all of its assets, whether or not the Company is the surviving entity, the number of Compensation Options evidenced by this Compensation Option Certificate shall be adjusted so as to apply to the securities to which the holder of that number of Common Shares equal to the number of Units subject to the unexercised Compensation Options would have been entitled by reason of such reorganization, merger, dissolution or sale of all or substantially all of its assets (the “Event”), and the Exercise Price shall be adjusted to be the amount determined by multiplying the Exercise Price in effect immediately prior to the Event by the number of Units subject to the unexercised Compensation Options immediately prior to the Event, and dividing the product thereof by the number of securities to which the holder of that number of Common Shares equal to the number of Units subject to the unexercised Compensation Options would have been entitled to by reason of such Event.

(h)	Subdivision or Consolidation of Common Shares.

(a)	In the event that, after the Closing Date and prior to the Time of Expiry, the Company shall subdivide its outstanding shares into a greater number of Common Shares or issue any Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend (other than any stock dividends constituting dividends paid in the ordinary course), the Exercise Price in effect immediately prior to such subdivision or dividend shall be proportionately reduced, and conversely, in case the outstanding shares shall be consolidated into a smaller number of Common Shares, the Exercise Price in effect immediately prior to such consolidation shall be proportionately increased (any such subdivision, dividend or consolidation being hereinafter referred to as a “Capital Reorganization”).

(b)	Upon each adjustment of the Exercise Price in paragraph (h)(i) above, the Holder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Common Shares (calculated to the nearest tenth of a Common Share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Common Shares which may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(i)	Change or Reclassification of Common Shares. In the event that, after the Closing Date and prior to the Time of Expiry, the Company shall change or reclassify its outstanding shares into a different class of securities, the rights evidenced by the Compensation Options shall be adjusted as follows so as to apply to the successor class of securities:

(a)	the number of the successor class of securities which the Holder shall be entitled to acquire shall be that number of the successor class of securities which a holder of that number of Common Shares equal to the number of Units subject to the unexercised Compensation Options immediately prior to the change or reclassification would have been entitled to by reason of such change or reclassification; and

(b)	the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the change or reclassification by the number of Common Shares equal to the number of Units subject to the unexercised Compensation Options immediately prior to the change or reclassification, and dividing the product thereof by the number of Common Shares determined in paragraph (i)(a) hereof.

(j)	Offering to Shareholders. In the event that, after the Closing Date and prior to the Time of Expiry, the Company shall fix a record date or if a date of entitlement to receive is otherwise established (any such date being hereinafter referred to in this paragraph (j) as the “record date”) for the issuance of rights, options or warrants to all or substantially all the holders of the outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares or securities convertible into or exchangeable for Common Shares at a price per share or, as the case may be, having a conversion or exchange price per share less than 95% of the Current Market Price (as defined in the Warrant Indenture) on such record date (any such event being hereinafter referred to as a “Rights Offering”), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(a)

the numerator of which shall be the total number of Common Shares outstanding on such record date plus a number equal to the number arrived at by dividing (A) the aggregate subscription or purchase price of the total number of additional Common Shares offered for subscription or purchase or, as the case may be, the aggregate conversion or exchange price of the convertible or exchangeable securities so offered by (B) the Current Market Price at such record date; and

(b)	the denominator of which shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered (or, as the case may be, into which the convertible or exchangeable securities so offered are convertible or exchangeable), provided that,

(a)	any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation;

(b)	such adjustment shall be made successively whenever such a record date is fixed; and

(c)	to the extent that any rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of Common Shares or conversion or exchange rights contained in convertible or exchangeable securities actually issued upon the exercise of such rights or warrants, as the case may be.

(k)	Special Distribution. In the event that, after the Closing Date and prior to the Time of Expiry, the Company shall fix a record date (hereinafter referred to in this paragraph (i) as the “record date”) for the distribution to all or substantially all the holders of the outstanding Common Shares of:

(a)	shares of any class, whether of the Company or any other corporation;

(b)	rights, options or warrants;

(c)	evidences of indebtedness; or

(d)	other assets or property;

and if such distribution does not constitute (A) a Capital Reorganization, (B) a Rights Offering, or (C) a Dividend (as defined in the Warrant Indenture) paid in the ordinary course (any such non-excluded event being hereinafter referred to as a “Special Distribution”) the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the amount by which (A) the amount obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price on such record date, exceeds (B) the fair market value (as reasonably determined by the directors of the Company in good faith, which determination shall be conclusive) to the holders of such shares of such Special Distribution; and

(ii)	the denominator of which shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price,

provided that,

(i)	any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation;

(ii)	such adjustment shall be made successively whenever such a record date is fixed; and

(iii)	to the extent that such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(l)	Carry Over of Adjustments. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than 1% of the Exercise Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Exercise Price.

(m)	Adjustment to Number of Shares. If any adjustment in the Exercise Price shall occur as a result of: (A) the fixing by the Company of a record date for an event referred to in paragraph (j); or (B) the fixing by the Company of a record date for an event referred to in either of paragraph (k)(a) or paragraph (k)(b), then the number of Units purchasable upon any subsequent exercise of a Compensation Option shall be simultaneously adjusted by multiplying the number of Units purchasable upon the exercise of a Compensation Option immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Exercise Price. To the extent that any adjustment in subscription rights occurs pursuant to this paragraph (m) as a result of the fixing by the Company of a record date for the distribution of rights, options or warrants referred to in paragraph (j), the number of Units purchasable upon exercise of a Compensation Option shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number of Units which would be purchasable based upon the number of shares actually issued immediately after such expiration, and shall be further readjusted in such manner upon expiration of any further such right. To the extent that any adjustment in subscription rights occurs pursuant to this paragraph (m) as a result of the fixing by the Company of a record date for the distribution of exchangeable or convertible securities or rights, options or warrants referred to in paragraph (k), the number of Units purchasable upon exercise of the Compensation Option shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number which would be purchasable pursuant to this paragraph (m) if the fair market value of such securities or such rights, options or warrants had been determined for purposes of the adjustment pursuant to this subsection on the basis of the number of shares issued immediately after such expiration.

(n)	Notice of Adjustment. Upon any adjustment of the number of Units and upon any adjustment of the Exercise Price, then and in each such case the Company shall give written notice thereof to the Holder, which notice shall state the Exercise Price and the number of Units or other securities subject to the unexercised Compensation Options resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Holder there shall be transmitted to the Holder a statement of the firm of independent chartered accountants retained to audit the financial statements of the Company to the effect that such firm concurs in the Company’s calculation of the change.

(o)	Other Notices. In case at any time after the Closing Date and prior to the Time of Expiry:

(i)	the Company shall declare any dividend upon its shares payable in Common Shares;

(ii)	the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of any class or other rights, options or warrants;

(iii)	there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation, amalgamation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

(iv)	there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, in any one or more of such cases, the Company shall give to the Holder (A) at least 10 days’ prior written notice of the date on which a record date shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, at least 10 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.

(p)	Adjustments to Warrants. All adjustments in connection with the Warrants comprising part of the Units and issuable upon the exercise of the Compensation Options shall be made in accordance with the terms and conditions of the Warrant Indenture whether or not the Warrants have been issued upon the exercise of the Compensation Options.

(q)	Common Shares and Warrants to be Reserved. The Company will at all times keep available, and reserve if necessary, out of its authorized shares, solely for the purpose of issue upon the exercise of the Compensation Options, such number of Common Shares as shall then be issuable upon the exercise of the Compensation Options and the Warrants partially comprising the Units issuable upon exercise of the Compensation Options. The Company covenants and agrees that all Common Shares and Warrants which shall be so issuable will, upon issuance, be duly authorized and issued as fully paid and non-assessable. The Company will take all such actions as may be necessary to ensure that all such Common Shares and Warrants may be so issued without violation of any applicable requirements of any exchange upon which the shares of the Company may be listed or in respect of which the Common Shares are qualified for unlisted trading privileges. The Company will take all such actions as are within its power to ensure that all such Common Shares and Warrants may be so issued without violation of any applicable law.

(r)	Issue Tax. The issuance of certificates for Common Shares and Warrants upon the exercise of Compensation Options shall be made without charge to the Holder, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

(s)	Listing. The Company will, at its expense and as expeditiously as possible, use commercially reasonable efforts to cause all Common Shares issuable upon the exercise of the Compensation Options (including any Common Shares issuable upon exercise of the Warrants) to be duly listed on any stock exchange upon which the shares of the Company may be then listed prior to the issuance of such Common Shares.

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Compensation Option Certificate and, if requested by the Company, upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of this Compensation Option Certificate), the Company will issue to the Holder a replacement certificate containing the same terms and conditions as this Compensation Option Certificate.

2.	Expiry Date

The Compensation Options shall expire and all rights to purchase Units hereunder shall cease and become null and void at the Time of Expiry on the Expiry Date.

3.	Covenants

So long as any Compensation Options remain outstanding the Company covenants that it will use commercially reasonable efforts to:

(a)	maintain its corporate existence and to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of the applicable securities laws of at least one jurisdiction of Canada; and

(b)	maintain the effectiveness of a registration statement (the “Registration Statement”) under the United States Securities Act of 1933, as amended, covering the Compensation Options and the securities issuable thereunder until the earliest of: (i) the expiration of all Compensation Options and any Warrants issued upon exercise thereof; (ii) the date all Compensation Options and all Warrants issued upon exercise thereof have been exercised; or (iii) at any time all Compensation Options and all Warrants issued upon exercise thereof have been exercised and all Shares of Common Stock issued upon exercise of such Compensation Options and Warrants can be re-sold without restriction pursuant to Rule 144 of the U.S. Securities Act.

For greater certainty, (i) it will not be considered commercially reasonable to maintain status as a reporting issuer or maintain the effectiveness of the Registration Statement if to do so would hinder or impede, in any way, any effort on the part of the Company to effect, or to take any steps in furtherance of, any amalgamation or business combination (whether by way of a merger, plan of arrangement, consolidation, share or other security exchange transaction, recapitalization, asset acquisition or other transaction) involving any one or more of itself or any of its subsidiaries or affiliates completed in accordance with applicable securities laws; and (ii) if the Company has not maintained status as a reporting issuer and/or maintained the effectiveness of the Registration Statement, no holder of Compensation Options or Warrants shall have any right to receive, and the Company shall be under no obligation to pay to any holder of Compensation Options Warrants, any cash amount or other consideration or compensation upon exercise of the Compensation Options or Warrants, other than as expressly provided herein or in the Warrant Indenture, and the Company shall not be under any obligation to redeem or otherwise purchase any Compensation Options or Warrants in any circumstance; provided, further, that nothing in this Section 3(c) shall limit or restrict any remedies of any holder of Compensation Options or Warrants in respect of a breach by the Company of a representation, warranty or covenant herein or under the Warrant Indenture.

4.	Representation and Warranty

The Company hereby represents and warrants with and to the Holder that the Company is duly authorized and has the corporate and lawful power and authority to create and issue the Compensation Options and the Common Shares and Warrants comprising the Compensation Options issuable upon the exercise hereof and to perform its obligations hereunder and that this Compensation Option Certificate represents a valid, legal and binding obligation of the Company enforceable in accordance with its terms.

5.	Inability to Deliver Common Shares or Warrants

The Company shall not be required to deliver certificates for Common Shares or Warrants while the share transfer books of the Company are properly closed, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Compensation Option in accordance with the provisions hereof and the making of any subscription and payment for the Units called for thereby during any such period delivery of certificates for Common Shares and Warrants may be postponed for a period not exceeding five business days after the date of the re-opening of said share transfer books provided that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder, if the Holder has surrendered the same and made payment during such period, to receive such certificates for the Common Shares and Warrants called for after the share transfer books shall have been re-opened.

6.	Not a Shareholder

Nothing in this Compensation Option Certificate or in the holding of a Compensation Option evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company.

7.	Governing Law

The laws of the Province of British Columbia and the federal laws of Canada applicable therein shall govern the Compensation Options. Any and all disputes arising under this Compensation Option Certificate, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of British Columbia and the Holder shall be deemed to have irrevocably attorned to the jurisdiction of the courts of such province.

8.	Severability

If any one or more of the provisions or parts thereof contained in this Compensation Option Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom.

9.	Headings

The headings of the sections, subsections and clauses of this Compensation Option Certificate have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Compensation Option Certificate.

10.	Numbering of Sections, etc.

Unless otherwise stated, a reference herein to a numbered or lettered section, subsection, clause, subclause or schedule refers to the section, subsection, clause, subclause or schedule bearing that number or letter in this Compensation Option Certificate.

11.	Gender

Whenever used in this Compensation Option Certificate, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

12.	Currency

All dollar amounts referred to in this Compensation Option Certificate are in lawful money of the United States.

13.	Day not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

14.	Notice

Unless herein otherwise expressly provided, a notice to be given hereunder will be deemed to be validly given if the notice is sent by telecopier or prepaid same day courier addressed as follows:

If to the Holder at the latest address of the Holder as recorded on the books of the Company; and

If to the Company at:

CohBar, Inc.

P.O. Box 955

Mill Valley, CA 94942

Attention:	Jon Stern
Fax:	415-381-8980

With a copy to:

Garvey Schubert Barer

1191 Second Avenue, Suite 1800

Seattle, Washington 98101

Attn: Peter B. Cancelmo

Tel: (206) 816-1332

15.	Successors

This Certificate shall enure to the benefit of and shall be binding upon the Holder and the Company and their respective successors.

16.	Time of Essence

Time shall be of the essence hereof.

17.	Execution

This Compensation Option Certificate may be executed by the Company by written, lithographed or otherwise mechanically reproduced signature of an officer of the Company and this Compensation Option Certificate bearing such signature shall be binding upon the Company as if it had been manually signed by such officer.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the Company has caused this Compensation Option Certificate to be signed by its duly authorized officer.

DATED as of —, 2014.

COHBAR, INC.

Per:
Authorized Signing Officer

SCHEDULE “A”

ELECTION TO EXERCISE

Capitalized terms used herein have the meanings ascribed thereto in the Compensation Option certificate (the “Certificate”) attached hereto.

The undersigned Holder hereby irrevocably elects to exercise the Compensation Options granted by the Company pursuant to the Certificate for the number of Units (or other property or securities contemplated in the Certificate) as set forth below:

(a)	Number of Units to be acquired

(b)	Exercise Price (per Unit)	$

(c)	Aggregate Exercise Price	$

The Holder hereby tenders a certified cheque, bank draft or cash for such aggregate Exercise Price and directs the Common Shares and Warrants to be registered and certificates therefor to be issued as directed below.

The undersigned Holder hereby acknowledges that the undersigned is aware that the securities received on exercise may be subject to restrictions on resale under applicable securities legislation and that unless the securities issued upon exercise of the Compensation Options are registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and any applicable state securities laws, such securities will bear a legend restricting the transfer without registration under the U.S. Securities Act and applicable state securities laws substantially the form set forth in Section 3.3(c) of the Warrant Indenture.

Unless the Compensation Options and the securities issuable upon delivery thereof are subject to an effective registration statement under the U.S. Securities Act, and any applicable state securities laws, the undersigned represents, warrants and certifies as follows [Check One]:

☐ The undersigned Holder is (i) a holder in the United States, (ii) a U.S. Person, (iii) a person exercising for the account or benefit of a U.S. Person, (iv) executing this Election to Exercise in the United States or (v) requesting delivery of the underlying securities in the United States, and is tendering this Election to Exercise with a written opinion of counsel or such other evidence reasonably satisfactory to the Company to the effect that the underlying securities may be issued and delivered upon exercise of the Compensation Options pursuant to a valid exemption from the registration requirements of the U.S. Securities Act.

☐ The undersigned Holder: (A)(1) is not in the United States; (2) is not a U.S. Person and is not exercising the Compensation Options for, or on behalf or for the benefit of, a U.S. Person or other person in the United States; (3) did not execute the Compensation Option in the United States; (4) agrees not to engage in hedging transactions with regard to the securities prior to the expiration of the one year distribution compliance period set forth in Rule 903(b)(3) of Regulation S; (5) acknowledges that the securities issuable upon exercise of the Compensation Options are “restricted securities” as defined in Rule 144 of the U.S. Securities Act and upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable U.S. state laws and regulations, the certificates representing the securities will bear a restrictive legend; and (6) acknowledges that the Corporation shall refuse to register any transfer of any securities not made pursuant to an effective Registration Statement under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act; and (B) neither the Holder nor any affiliate of the Holder or other person acting on the Holder’s behalf has engaged in any “directed selling efforts” (as defined in Regulation S) in the United States.

The terms “United States” and “U.S. Person” are as defined in Rule 902 of Regulation S under the U.S. Securities Act.

Direction as to Registration

Name of Registered Holder:

Address of Registered Holder:

PLEASE CHECK THIS BOX IF THE CERTIFICATES REPRESENTING THESE SECURITIES ARE TO BE DELIVERED AT THE OFFICE OF THE COMPANY, FAILING WHICH THE CERTIFICATES WILL BE MAILED TO THE ADDRESS(ES) SET FORTH ABOVE.

DATED this      day of                     , 20        .

Signature Guaranteed	Per:
Name:

Title: